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                                                                   EXHIBIT 10.6


                          LEASE MODIFICATION AGREEMENT


        THIS LEASE MODIFICATION AGREEMENT (this "Agreement") is made as of the 14 day of May, 1999, by and between 162 Associates LLC ("Landlord"), having an office at c/o Helmsley-Spear, Inc., 60 East 42nd Street, New York, New York 10165, and Fort Point Partners, Inc. ("Tenant") , having an address at 55 Broad Street, New York, New York 10004.

                               W I T N E S S E T H

        WHEREAS, Landlord and Tenant previously entered into a certain Agreement of Lease (the "Lease") dated as of April, 26, 1999 demising to Tenant the entire eighth (8th) floor in the building (the "Building") known as 162 Fifth Avenue, New York, New York; and

        WHEREAS, Landlord and Tenant are desirous of modifying the Lease as provided herein.

        NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1. ARTICLE 63 IS MODIFIED

                Article 63 of the Lease is hereby modified to read as follows:

                (a) Tenant shall, upon the signing of this Lease, either (i) deposit with Landlord cash in the amount of $231,000 (the "Security Deposit") or
(ii) deliver to Landlord a letter of credit (the "Letter of Credit") issued in favor of Landlord in the sum of the Security Deposit, in either case as security for the faithful performance and observance by Tenant of the terms, conditions and provisions of this Lease. Provided Tenant is not in default under this Lease then, if the Security Deposit hereunder is in the form of cash, Tenant, at Tenant's option, but only during the first year of the term of the Lease, may substitute in lieu of such cash Security Deposit being held by Landlord, a replacement Letter of Credit issued in favor of Landlord in an amount equal to the sum of the cash Security Deposit being substituted by such replacement Letter of Credit; provided that in no event shall Landlord have less than the full Security Deposit on hand at any time during the term hereof. Upon receipt by Landlord of a replacement Letter of Credit satisfying the requirements contained in this Article and in the amount required by the preceding sentence, Landlord shall pay to Tenant cash in the amount of the cash Security Deposit substituted by such replacement Letter of Credit.



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                (b) It is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this Lease, including, but not limited to, the payment of fixed annual rent and additional rent beyond any applicable notice and grace period or any other sum for which Tenant is liable hereunder, Landlord may draw upon the Letter Of Credit and apply or retain any portion or all of the amount received from such draw or apply or retain the whole or any part of the cash Security Deposit so deposited, as the case may be, to the extent required for the payment of any fixed annual rent and additional rent or any other sum as to which Tenant is in default or for any sum which Landlord may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this Lease including, but not limited to, any damages or deficiency in the reletting of the demised premises, whether such damages or deficiency accrue or accrues before or after summary proceedings or other re-entry by Landlord. If Landlord draws upon any part of the Letter of Credit and applies or retains any portion or all of the amount received from such draw or applies or retains any part of the cash Security Deposit so deposited (as the case may be), Tenant, upon demand, shall restore the face amount of the Letter of Credit to an amount equal to the Security Deposit or deposit with Landlord cash equal to the amount so applied or retained so that Landlord shall have the full Security Deposit on hand at all times during the tern hereof.

                (c) Any Letter of Credit delivered by Tenant shall be an irrevocable commercial Letter of Credit in the amount of the Security Deposit, such Letter of Credit to be in form and substance satisfactory to Landlord, and issued by a member bank of the New York Clearing House Association acceptable to Landlord, or issued by such other bank with assets and reserves substantially equivalent to any of such member banks-and acceptable to Landlord, payable upon the presentation by Landlord to such bank of a sightdraft, without presentation of any other documents, statements or authorizations, which Letter of Credit shall provide (i) for the continuance of such Letter of Credit for the period of at least one (1) year from the date hereof, (ii) for the automatic extension of such Letter of Credit for additional periods of one (1) year from the initial and each future expiration date thereof (the last such extension to provide for the continuance of such Letter of Credit for at least thirty (30) days beyond the Expiration Date of this Lease) unless such bank gives Landlord notice of its intention not to renew such Letter of Credit, not less than 45 days prior to the initial or any future expiration date of such Letter of Credit and (iii) that in the event such notice, is given by such bank, Landlord shall have the right to draw on such bank at sight for the balance remaining in such Letter of Credit and hold and apply the proceeds thereof in accordance with the provisions of this Article and this Lease. Each Letter of Credit to be deposited and maintained with Landlord (or the proceeds thereof) shall be held by Landlord as security for the faithful performance and observance by Tenant of



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the terms, provisions and conditions of this Lease, and in the event that (x)
any default by Tenant beyond any applicable notice and cure periods occurs under this Lease, or (y) Landlord transfers its right, title and interest under this Lease to a third party and, after ten (10) days notice from Landlord, the bank issuing such Letter of Credit does not consent to the transfer of such Letter of Credit to such third party, or (z) notice is given by the bank issuing such Letter of Credit that it does not intend to renew the same, as above provided, and a substitute Letter of Credit in form and substance satisfactory to Landlord and otherwise complying with the terms of this Article is not received by Landlord within ten (10) days after such notice is given, then, in any such event, Landlord may draw on such Letter of Credit, and the proceeds of such Letter of Credit shall then be held and applied as security (and be replenished, if necessary) as provided in this Article and this Lease.

                (d) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and renditions of this Lease, the Security Deposit delivered by Tenant shall be returned to Tenant promptly after the Expiration Date and after delivery of the entire possession of the demised premises to Landlord in the condition required pursuant to the terms of this Lease. In the event of a sale of the Building or leasing of the Building, Landlord shall have the right to transfer the Security Deposit to the vendee or lessee and Landlord shall thereupon be released by Tenant from all liability for the return of the Security Deposit; and Tenant agrees to look solely to the new Landlord for the return of the Security Deposit; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security Deposit to a new Landlord. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

        2.      Modification to Landlord's Work

                Article 81(c) is hereby modified as follows:

                (a) subparagraph (iii) is hereby modified to read as follows: "provide 400 amp electrical service to the demised premises";

                (b)     subparagraph (iv) is hereby modified to read as follows:
                        "install one thirty (30) ton or two fifteen (15) ton (to be determined in Landlord's sole discretion) air cooled package air conditioning unit(s), without duct work"; and

                (c)     subparagraphs (v) and (vi) are deleted.



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        3. TENANT UNDERTAKING

                As a material inducement to Landlord's execution and delivery of the Lease, Tenant undertakes to spend not less than $165,000 in constructing and fixturing (i.e., "hard costs") the demised premises for Tenant's initial occupancy thereof ("Initial Work"). In connection therewith, promptly after completion of the Initial Work, Tenant will deliver to Landlord receipted bills evidencing the hard costs spent by Tenant on its Initial Work, together with (a) lien waivers from all contractors, subcontractors, materialmen and suppliers with whom Tenant has dealt, (b) an affidavit from Tenant stating that all bills have been paid and there are no outstanding obligations owed with respect to the Initial Work and (c) an affidavit from Tenant's architect stating that all of the Initial Work performed by Tenant has been completed in accordance with the plans previously approved by Landlord with respect thereto.

        4. MULTIPLE COUNTERPARTS

                This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument.

        5. HEADINGS

                The captions of the individual paragraphs are for convenience of reference only and shall not affect the construction to be given any provision hereof.

        6. SUPERSEDING EFFECT

                In the event that any of the terms or provisions of this Agreement are inconsistent with any of the terms or provisions of the Lease as originally executed, the terms and provisions of this Agreement shall govern and supersede the terms and provisions of the Lease as originally executed.

        7. CONFIRMATION OF LEASE

                Except as otherwise set forth herein, the Lease is ratified and confirmed in all respects.

        8. NON-BINDING EFFECT

                This Agreement shall not be binding upon or inure to the benefit of either party unless and until it is duly executed and delivered by both parties.



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        IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed and delivered as of the date first above written.

                                            162 ASSOCIATES LLC
                                            BY: HELMSLEY-SPEAR, INC., AS AGENT

                                            By:  [SIGNATURE ILLEGIBLE]
                                               ---------------------------------
                                            Name: [NAME ILLEGIBLE]
                                                 -------------------------------
                                            Title: S.V.P.
                                                  ------------------------------

                                            FORT POINT PARTNERS, INC.


                                            By:  /s/ JAMES T. ROCHE
                                               ---------------------------------
                                            Name: James T. Roche
                                                 -------------------------------
                                            Title: CEO
                                                  ------------------------------



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